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                                                                  Exhibit 10.26

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("this Agreement") is made and effective this 7th day of April, 1997, by and between DALEEN TECHNOLOGIES, INC., a Florida corporation located at 902 Clint Moore Road, Suite 230, Boca Raton, 33487 ("Company"), and Frank Dickinson residing at 699 S W. 7th Street, Boca Raton, FL ("Employee").

                                  WITNESSETH:

     WHEREAS, Company believes it is in Company's best interest to employ Employee, and Employee desires to be employed by Company; and

     WHEREAS, Company and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide his services to Company;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. EMPLOYMENT. Company hereby employs Employee in its business as a Vice President of Development, and Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

     2. TERM. Unless sooner terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for as long as Employee remains employed hereunder, with Employee acknowledging that he is an at will employee ("Employment Period").

     3. SALARY AND BASE COMPENSATION. Employee shall be entitled to receive salary during the Employment Period at the rate of Eighty Five Thousand and 100/00 Dollars ($85,000.00) per annum, as such may be increased pursuant to
Section 9 hereof (the "Base Salary"). In addition to the Base Salary paid to Employee during the Employment Period, Employee shall be entitled to receive the Benefits, Bonus Compensation, and Stock Option (as those terms are hereinafter defined) during the Employment Period. The Base Salary shall be payable biweekly in accordance with the current normal payroll policies of Company, which policies may be changed by Company from time to time in its sole discretion, and shall be subject to all appropriate withholding taxes.

     4. BUSINESS EXPENSES AND REIMBURSEMENTS. Employee shall be entitled to reimbursement by the Company for ordinary and necessary business expenses incurred by



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Employee in the performance of his duties for the Company, which types of expenditures shall be determined and approved by the Company, and further provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the Federal and State income tax returns of Company as a business expense and not as deductible compensation to Employee, and

     (b) Employee furnishes Company with adequate records and other documentary evidence required by federal and State statutes and regulations for the substantiation of such expenditures as deductible business expenses of Company and not as deductible compensation to Employee, as well as any other documentation reasonably requested by Company.

     (c) Employee agrees that, if at any time, any payment made to Employee by Company, whether for salary or as a business expense reimbursement, shall be disallowed in whole or in part as a deductible expense by the appropriate taxing authorities, Employee shall reimburse Company to the full extent of such disallowance.

     5.  BENEFITS.

     (a) Employee agrees that the Base Salary, the Bonus Compensation, the Stock Option, and the Benefits provided in accordance with this Agreement, are the sole and exclusive compensation of Employee for his duties hereunder.

     (b) Continuing throughout the Employment Period:

         (i) Employee shall receive all of the employee benefits including, without limitation, pension, disability, profit sharing and retirement benefits, provided at any time by Company to any of its employees in the sole and absolute discretion of the Board of Directors of the Company (the "Board");

         (ii) The Company shall provide health insurance providing hospital, medical and dental coverage pursuant to Company plans in effect from time to time for Employee and each of Employee's dependents at similar expense to Employee or such dependents as charged to other employees of the Company.

     6. VACATION. Employee shall be entitled to vacation in accordance with the vacation policy of the Company in effect from time to time.

     7.  PROFITS BONUS.




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         (a) Employee shall be entitled to receive within 15 days of the end of each full calendar quarter during the Employment Period, a bonus based upon Employees performance of stated objectives as described in Exhibit A (the
"Bonus Compensation").

         (b) Notwithstanding anything to the contrary in this Agreement, the Bonus Compensation shall be payable only provided Employee is in the employ of Company on the last day of the respective quarter for which such Profits Bonus is being calculated and further payable in accordance with and subject to the normal payroll policies of Company with respect to similar forms of compensation, including without limitation, being subject to all appropriate withholding taxes.

     8. STOCK OPTION. In addition to Employee's Base Salary, Benefits and Bonus Compensation, Employee shall be entitled to participate in the Company's Stock Option Program for Employees. The exercise price for such stock shall be estimated fair market value of such stock as determined by Company's internal accounting department and shall be final and binding.

     9. COMPENSATION REVIEW. The President or his designee shall from time to time, no less frequently than annually, review Employee's compensation and may (in his sole discretion) increase~ but not decrease, the compensation provided for in Section 3 hereof. Any such increase in compensation shall be valid only if in writing, executed by the President or his designee, and such writing shall constitute an amendment solely to the payments to be made to Employee under this Agreement, without waiver or modification of any other provision hereof.

     10. INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT. Against the execution and delivery of this Agreement, Employee shall enter into an agreement in the form of Exhibit "C" hereto (the "Invention Assignment and Confidentiality Agreement").

     11. NON-COMPETITION AGREEMENT. Against the execution and delivery of this Agreement, Employee shall enter into a non-competition and non-solicitation agreement (ut the form of Exhibit "D" hereto) (the "Non-Competition Agreement") which also, notwithstanding the at will nature of the employment, provides for a severance benefit under certain circumstances.

     12. NO OTHER COMPENSATION OR BENEFITS. Employee agrees that the compensation set forth in this Agreement is the sole and exclusive compensation of Employee for his duties hereunder, and that he shall have no rights to receive any other compensation or benefits of any nature.

     13. DUTIES. During the Employment Period:

         (a) Employee shall furnish all maimer of services in connection with his position as Vice President of Development or as otherwise designated by the President including, without limitation, primary responsibility for such duties as shall be deemed by the President appropriate


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to carry out the policies and programs of the Board and as from time to time may be delegated or assigned to him by the Board;

         (b) Employee shall report directly to the President (or someone appointed by the President) in the performance of all his duties herein.

         (c) Employee shall comply with all Company policies for the employees as such policies may exist from time to time.

         (d) Employee shall devote his entire time, energy and skill to the service of Company and the promotion of Company's interests, and shall use his best efforts in the performance of his services hereunder. The parties agree that Employee may not, during the Employment Period, be engaged in any other business activity whether or not such activity is pursued for gain, profit, or other pecuniary advantage including, without limitation, management or management consulting activities; provided, however, Employee may invest his personal assets in businesses where the form or maimer of such investment will not require services on the part of Employee conflicting with the duties of Employee under this Agreement and in which his participation is solely that of a passive investor. Employee agrees to abide by all rules and regulations established from time to time by the President and/or the Board; and all commissions, fees or other income earned and received by Employee, if any, in furtherance of the business of Company, or its affiliates or from any other business or financial opportunity or endeavor in which Employee is an active participant and not a passive investor, shall be accepted by Employee for the account of Company, and shall be remitted to Company within three (3) days of Employee's receipt thereof

     14. AUTHORITY TO CONTRACT. Employee shall have no authority to enter into any contracts binding upon Employer, or to create any obligations on the part of Employer, unless specifically authorized in writing by the President or the Board,

     15. TERMINATION. The Employer may, in its sole discretion, terminate this Agreement for any reason, subject to the severance obligation outlined in the Non-Competition Agreement. In the event of termination of employment by either party, subject to compliance with the Non-Competition Agreement, Employee shall be entitled to distributions pursuant to the severance provisions more fully set forth in the Non-Competition Agreement and to all Base Salary and fully accrued Bonus Compensation for completed quarters.

     16. SURRENDER OF RECORDS. Upon the termination of the Employee's employment hereunder, for any reason whatsoever, and in addition to such other actions as may be reasonably required by Employer, the Employee agrees to surrender to the Employer, in good condition, any record or records kept by him containing the names, addresses, and other information with regard to customers or potential customers of the Employer which have been served by the Employee.



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     17. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

     18. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference this Agreement.

     19. ASSIGNMENTS. Employee shall not assign his rights and/or obligations hereunder.

     20. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

     21. SEVERABILITY. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

     22. SURVIVAL. Notwithstanding anything to the contrary herein, the provisions of Sections 12 through 29 (inclusive) shall survive and remain in effect in accordance with their respective terms in the event the employment is terminated.

     23. WAIVERS. The failure or delay of Company at any time to require performance by Employee of any provision of this Agreement, even if known, shall not affect the right of Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     24. SPECIFIC PERFORMANCE. Employee acknowledges that the services to be rendered by Employee hereunder are extraordinary and unique and are vital to the success of the Company, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Employee. Therefore, in the event of a breach or threatened breach by Employee of any provision of this Agreement, then Company shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security.



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     25. NOTICES. All notices, requests, consents and other Communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, to the addresses listed above or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex or telefax, and (d) on the date upon which the return receipt is sired or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     26. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

     27. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     28. EMPLOYEE REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS. Employee represents and warrants to Company that he is fully empowered to enter and perform his obligations under this Agreement and, without limitation, that he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement, and that this Agreement constitutes the valid and legally binding obligation of Employee enforceable in accordance with its terms, The execution and delivery of this Agreement by Employee has been duly authorized by all necessary action. Employee shall indemnify Company upon demand for and against any and all judgments, losses, claims, damages, costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by any of them as a result of the breach of the representations and warranties made in this section, or as a result of the failure of the acknowledgment made in this section to be true and correct at all times.



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        29.  GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



Witnesses:                              DALEEN TECHNOLOGIES, INC.



/s/ Illegible                           By: /s/ James Daleen
------------------------------------        ------------------------------------
                                            Its: President and CEO

------------------------------------

                                        EMPLOYEE:

/s/ Illegible                               /s/ Illegible
------------------------------------        ------------------------------------

/s/ Illegible
------------------------------------


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                                  EXHIBIT LIST
                                  ------------


Exhibit A - Job Title, Compensation and Other Miscellaneous Information

Exhibit B - Current Company Benefits to Which Employee is Entitled

Exhibit C - Invention Assignment and Confidentiality Agreement

Exhibit D - Non-Solicitation and Non-Compete Agreement







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                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                        ---------------------------------


1.   Employee Name: Frank Dickinson

2.   Job Title or Description: Vice President of Development

     Reporting to (Supervisor): Jim Daleen, President/CEO

3.   Annual Base Salary: $85,000 annually. In addition to the base salary:

     - Employee shall be entitled to participate in the Company's Stock Option Program for Employees.

     - Additional stock options if any, will be granted on a discretionary basis normally keyed to job performance.

     - Employee will be eligible to receive a discretionary bonus based on employee's performance towards meeting business objectives, provided however, that employee must be employed at the end of a calendar quarter or calendar year to be eligible to receive a cash or stock bonus for that quarter and/or year.


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                        EXHIBIT B TO EMPLOYMENT AGREEMENT
                        ---------------------------------


1. Employee Name: Frank Dickinson

2. Current Benefits to Which Employee is Entitled are as follows.

   -  RETIREMENT PLANNING
   -  HEALTH BENEFITS PROGRAM
   -  DISABILITY PROTECTION PROGRAM

The RETIREMENT PLANNING program consists of a 401 (k) Profit Sharing Plan which allows employees to contribute on a tax deductible basis, up to a maximum of 15% of their income.

In addition, the employer will match 25% of the Employer 401(k) percentage election, up to a maximum of 8% deferral made by the Employee. Also, to inspire excellence and profitability, the Plan Document provides for a Discretionary Matching contribution which is relative to the performance of the company.

The HEALTH BENEFITS PROGRAM AND DISABILITY PROTECTION PROGRAM are structured under Code Section 125 of the Internal Revenue Code Providing a reduction in cost due to the pre-tax structure of these benefit plans, offering a reduction in both Social Security Tax and Income Tax.

The Health Benefits Program is provided by The Prudential Insurance Company. Employees have the opportunity to choose from two options which are the PRU CARE PLUS or the PRU CARE H.M.O. Daleen Technologies, Inc. contributes 75% of the premium for the employee and 50% for dependents.

The Disability Protection Plan is individually designed and the employer provides a 7% contribution to the Plan. This Plan also provides a guaranteed cost and portability to the employee.



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                        EXHIBIT C TO EMPLOYMENT AGREEMENT
                        ---------------------------------

               INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT
               --------------------------------------------------


THIS AGREEMENT is entered into this 6th day of August 1997, by and between Daleen Technologies, Inc. (DTI), and Frank Dickinson (hereinafter referred to as "Employee") for and in consideration of Employee's continued employment or engagement by DTI and the compensation that Employee shall receive during Employee's employment or engagement, the parties agree as follows:

1. Both during and after Employee's employment or engagement:

   a. Employee shall not disclose to anyone outside DTI any Confidential Information. "Confidential Information" is defined as information which has not been made publicly available by DTI or the third party owner of such information, and

      1. Which was developed by DTI, and relates to DTI's past, present, and future business, including but not limited to developments (defined below, technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans, research and development, personal information, personnel information, financial information, customer lists, leads, and/or marketing programs;

      2. All documents marked as confidential and/or continuing such information; and/or

      3. All information DTI has acquired or received from a third party in confidence.

   b. Employee shall use Confidential Information only for DTI's business purposes; and

   c. Employee shall use any information received in confidence by DTI from any third party only as permitted by written agreement between DTI and the third party; and

   d. Employee shall not be permitted to justify any disregard of the obligations of Employee hereunder by using any of the Confidential Information to guide a search by it of publications and other publicly available information, selecting a series of items of knowledge from unconnected sources and fitting them together by use of the integrated disclosure of the information thereby to justify its disregard of the obligations of confidence.

2. Employee shall not disclose to DTI, use in DTI's business, or cause DTI to use any information or material which is confidential to any third party unless DTI has a written agreement with the third party allowing DTI to receive and use the confidential information or materials. Employee will not incorporate into Employee's work any material which is subject to the copyrights of any third party unless DTI has the right to copy and incorporate such copyrighted material.


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3.       When Employee is no longer employed or engaged by DTI, Employee shall return to DTI all DTI property, and any and all third party property, including all Confidential Information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media.

4. Employee hereby grants, transfers and assigns to DTI all of his or her rights, title and interest, if any, in any and all Development, including rights co translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and he or she agrees that DTI may copyright said materials in DTI's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit. 'Developments' is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived solely or jointly by employee during Employee's employment or engagement, whether or not subject to patent, copyright or other forms of protection that:




               a. Are related to the actual or anticipated business, research or Development of DTI; and/or

               b. Are suggested by or result from any task assigned to Employee or work performed by Employee for or on behalf of DTI.

         Employee acknowledges that the copyrights in Developments created by Employee in the scope of Employee's employment or engagement, belong to DTI by operation of law, or may belong to a party engaged by DTI by operation of law pursuant to a works for hire contract between DTI and such contracted part. To the extent the copyrights in such works may not be owned by DTI or such contracted party by operation of law, Employee hereby assigns to DTI or such contracted party, as the case may be, all copyrights (if any) Employee may have in Developments.

         Items not assigned by this Section 4 are listed and described on the attached "Schedule of Separate Works". Employee agrees not to include any part of such items in the materials Employee prepares for DTI unless and until such items are licensed or assigned to DTI under separate written agreement.

         At all times hereafter, Employee agrees to assist DTI at DTI's expense in obtaining patents or copyrights on any Developments assigned to DTI that DTI, in its sole discretion, seeks to patent or copyright. Employee also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to DTI, and to reasonably protect them and DTI against infringement by other parties at DTI expense with DTI prior approval.





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         Employee irrevocably appoints any DTI-selected designee to act, at all time hereafter, as his or her agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Employee (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States Patent and Copyright laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.

         Employee shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by DTI. Such information and records, and all copies thereof, shall be the property of DTI as to any Developments assigned DTI. Employee agrees to promptly surrender such information and records at the request of DTI as to any Developments.

5. In connection with any of the Developments assigned by Section 4, Employee agrees:

               a.   To disclose them promptly to DTI, and

               b. At DTI's request, to execute separate written assignments to DTI and do all things reasonable necessary to enable DTI to secure patents, register copyrights or obtain any other form of protection for Developments in the United States and in other countries. If Employee fails or is unable to do so, Employee hereby authorizes DTI to act under power of attorney for Employee to do all things to secure such rights. In such cases, DTI assumes the liability of possible violations of copyright and infringement of trade marks of others.

               c. To provide DTI with notice of any inadvertent disclosure of Confidential Information related to any Development.

6. Without limitation of any other Agreement between Employee and DTI, Employee shall not employ or engage or attempt to employ or engage the services of any employee of DTI, either directly or through the agency of a third party during the term of, or within six (6) months after, the termination of Employee's employment or engagement with DTI.

7. DTI, its subsidiaries, licensees, successors or assigns, (direct or indirect) are not required to designate Employee as author of any Development when such Development is distributed publicly or otherwise. Employee waives and releases, to the extent permitted by law, all Employee's rights to such designation and any rights concerning Future modifications of such Developments.

8. Rights, assignments, and representations made or granted by Employee in this Agreement, are assignable by DTI and are for the benefit of DTI's successors, assigns, and parties contracted with DTI.

9.       Miscellaneous Provisions.





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               a)   Amendments. The provisions of this Agreement may not be
                    amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

               b) Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement

               c) Brokers. Each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

               d) Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

               e) Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

               f) Severability. If any provision of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given Full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable,

               g) Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the termination of employment or engagement of Employee.

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               h)   Waivers. The failure or delay of any party at any time to
                    require performance by another party of any provision of this Agreement, even if known, shall nor affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

               i) Specific Performance. Each of the parties acknowledges that the parties will be irreparably damage (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage Or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

               j) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida, (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

               k) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof

               l) Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

               m) Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

               n) Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.


IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective as of the date stated above.



DALEEN TECHNOLOGIES, INC.               EMPLOYEE

/s/ James Daleen                        /s/ Frank Dickinson
-----------------------------           -----------------------------
DTI Authorized Signature                Employee's Signature

8/6/97                                  Frank Dickinson
-----------------------------           -----------------------------
Date                                    Employee's Printed Name

                                        8/6/97
                                        -----------------------------
                                        Date

                       SCHEDULE OF SEPARATE WORKS
                       --------------------------



The following are works chat are not assigned by Section 4 of the Invention Assignment and Confidentiality Agreement, in which Employee has any right, title or interest, and which were conceived or written either wholly or in part by Employee, prior to or outside the scope of Employee's employment by DTI.

DESCRIPTION: (If none, enter the word "None")

None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Indicate any item listed above that has been published, registered as a copyright, or is or has been the subject of a patent application:

None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Indicate the name of such organization or third party who also has rights in any of the listed items (such as former employers, partners, etc.):

None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


The foregoing is complete and accurate to the best of Employee's knowledge.


/s/ Frank Dickinson                   8/6/97
----------------------------------------------------
Employee's Signature                   Date

Frank Dickinson
---------------------------------
Employee's Printed Name
                                       10

                       Exhibit D to Employment Agreement
                   NON-SOLICITATION AND NON-COMPETE AGREEMENT


THIS NON-SOLICITATION AND NON-COMPETE AGREEMENT ("Agreement") made as of this 6th day of August, 1997 by and between Daleen Technologies, Inc., a Florida corporation with its principal office at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (hereinafter called "Daleen") and Frank Dickinson (hereinafter "Employee").

     WHEREAS, Employee is accepting employment with Daleen; and

     WHEREAS, the parties wish to reflect their agreement as to Employee's promises regarding Employee's solicitation and competition which have induced Daleen to employ Employee at Employee's status with Daleen, as well as Daleen's extension of certain severance benefits to Employee.

     NOW, THEREFORE, Employee and Daleen (hereinafter sometimes referred to collectively as the "parties" and separately as a "party") in consideration of Employee's employment with Daleen and the covenants hereinafter set forth and other good and valuable consideration and intending to be legally bound hereby, agree as follows:

     1. Non-solicitation. Employee will not, at any time while employed by Daleen and for one (1) year after the termination of Employee's employment with Daleen for any reason whatsoever, directly or indirectly (by assisting or suggesting to another, or otherwise) solicit otherwise attempt to induce or accept the initiative of another in such regard, alone or by combining or conspiring with anyone, any employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, customers or other business contacts (collectively, "Business Affiliates") of Daleen to terminate or modify its position as an employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, customer or business contact with Daleen or to compete against Daleen.

     2. Non-competition. (a) Employee shall not while employed by Daleen, and after the termination of said employment for any reason whatsoever for the time period after such termination described in paragraph (c) below (the "No-Compete Period"), directly or indirectly, as owner, officer, director, employee, agent, lender, broker, investor, consultant or representative of any corporation or as owner of any interest in, or as an employee, agent, consultant, partner, affiliate or in any other capacity whatsoever or representative of any other form of business association, sole proprietorship or partnership, conduct or be related to any business in competition with any business of Daleen currently or in the future, including without limitation, billing and customer care software systems and related professional services, as provided by Daleen during the period Employee is employed by Daleen, except for businesses wherein Employee is not working directly in billing and customer care software products and related professional services and billing, and customer care software systems and services are less than twenty-five percent (25%) of its total revenue (herein referred to as the "Competitive Business") anywhere within the territories, nor as to certain customers anywhere in the United States, both listed on the "Territories and Customers" Exhibit to the Agreement, made a part hereof, including without limitation, the solicitation of any customers, who were at any time customers of Daleen and in connection with a business which is competitive with the Competitive Business except that such competitive activity will be permitted as to business solicitation of and competition with Daleen as to any entity listed on an Exhibit to this Agreement made a part hereof identified as a "No-Compete Exception", if any, subject to paragraph (c) below.

     (b) In addition to, and not in limitation of the other provisions hereof or of any other Agreement between Employee and Daleen, Employee shall not at any time in any manner other than in the ordinary course of good faith competition only as permitted herein interfere with, disturb, disrupt, decrease or otherwise jeopardize the business of Daleen or do anything which may tend to take away or diminish the trade, business or good will of Daleen or give to any person the benefit or advantage of Company's or Seller's methods of operation, advertising, publicity, training, business customers or accounts, or any other information relating or useful to Daleen's business.

     (c) The No-Compete Period shall increase depending upon the duration of Employee's employment with Daleen as follows:

     i) If Employee has completed ninety (90) days of employment with Daleen subject to the No-Compete Exception, the No-Compete Period will be forty-five (45) days;

     ii) If Employee has completed one hundred and eighty (180) days of employment with Daleen subject to the No-Compete Exception, the No-Compete Period will be ninety (90) days;

     iii) If Employee has completed two hundred seventy (270) days of employment with Daleen subject to the No-Compete Exception, the No-Compete Period will be one hundred and eighty (180) days;

     iv) If Employee has completed four hundred and fifty (450) days or more of employment with Daleen, the No-Compete Period will be one (1) year.

     There will be no No-Compete Period if Employee has been employed for less than ninety (90) days. In addition, the No-Compete Exception shall not apply as to i) and ii) above.

     3. Legal Effect. The foregoing covenants of Employee shall be deemed severable, and the invalidity of any covenant shall not affect the validity or enforceability of any other covenant. The existence of any claim or cause of action by Employee against Daleen predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Daleen of these covenants. Daleen's failure to object to any conduct in violation of this Agreement shall not be deemed a waiver by Daleen, but Daleen may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing duly authorized by Daleen's Board of Directors.

     Employee acknowledges and confirms that the length of the term and geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind. Employee further acknowledges and confirms that his or her full, uninhibited and faithful observance of each of the covenants contained in this Agreement will not cause him or her any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Agreement will not impair his or her ability to obtain employment commensurate with his or her abilities and on terms fully acceptable to him or her or otherwise to obtain income required for the comfortable support of him or her and his or her family and the satisfaction of the needs of his or her creditors. Employee acknowledges and confirms that his or her special knowledge of the business of Daleen is such as would cause Daleen serious injury and loss if he or she were to use such ability and knowledge to the benefit of a competitor or were to compete with Daleen.

     In the event that any court shall finally hold that the time or territory or any other provision stated in this Agreement constitutes an unreasonable restriction upon Employe, Employee hereby expressly agrees that the provisions of this Agreement shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved. Employee hereby agrees that in the event of the violation by him or her of any of the provisions of this Agreement, Daleen will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof without any requirement on the part of Daleen to post any bond.

     In the event Daleen should bring any legal action or other proceeding for the enforcement of this Agreement, the time for calculating the No-Compete Period or terms of any other restriction herein shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

     4. Severance. In further consideration of the entering into of this Agreement by Employee, Daleen agrees to entitle Employee to a severance pay benefit based upon base salary dependent upon the duration of Employee's employment with Daleen, determined as follows:

     a)  After six (6) months of employment, Employee shall be entitled to one
         (1) week's severance base pay;

     b) After one (1) year of employment, Employee shall be entitled to two (2) week's severance base pay;

     c) After each additional full year of employment with Daleen, Employee shall be entitled to an additional one (1) week of severance base pay, up to a maximum of ten (10) weeks of base pay at the end of a full nine
         (9) years of employment.

     The foregoing severance benefit shall be paid by Daleen in one lump sum within ten (10) days from the date of the termination date of Employee's employment by Daleen if the benefit is five (5) weeks pay or less, and if more than five (5) weeks any additional severance payment to which Employee is entitled will be paid no later than one hundred and twenty (120) days after the date of termination of said employment by Daleen. No credit toward entitlement of additional weeks of severance pay shall be earned for any partial year worked, and Employee shall not be entitled to any severance benefit if terminated by Daleen for "cause" or if Employee voluntarily resigns from his or her employment with Daleen. As used in this Agreement determination for "cause" shall be defined as termination of Employee by Daleen in the event Employee has been convicted of any felony or, in the case of other crimes, involving moral turpitude or dishonesty, or for any breach by Employee of any agreement with Daleen or of its employment or business policies (including without limitation theft or misuse of company property), or for any other act or omission by Employee which does not fit into the previous categories but which Daleen in good faith believes has occurred to its detriment and about which Employee has received at least one (1) written warning by Daleen and despite such prior written warning, Employee has a second occasion committed such act or omission.

     5. Miscellaneous Provisions. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. This Agreement represents the entire understanding and agreement amount the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



                                             Daleen Technologies, Inc.

/s/ Frank Dickinson                          /s/ James Daleen
-----------------------------------          -----------------------------------
Employee's Signature                         Its: President and CEO


Frank Dickinson                              James Daleen
-----------------------------------          -----------------------------------
Printed Name                                 Printed Name

                             NO-COMPETE EXCEPTIONS


Exhibit to Non-Solicitation and Non-Compete Agreement of Frank Dickinson.

NONE.

                           TERRITORIES AND CUSTOMERS


Exhibit to Non-Solicitation and Non-Compete Agreement of Frank Dickinson.

THE UNITED STATES OF AMERICA.